SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 12, 1995





           NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY





A New York       Commission File   I.R.S. Employer Identification
Corporation      Number 1-1150     No. 04-1664340





          125 High Street, Boston, Massachusetts  02110

                 Telephone Number (617) 743-9800

Form 8-K              New England Telephone and Telegraph Company
May 12, 1995


Item 5.   Other Events

          STATE REGULATORY MATTERS

          Massachusetts

          On May 12, 1995, the Massachusetts Department of Public Utilities ("MDPU") issued an order approving with some modifications the Alternative Regulatory Plan ("Plan") proposed by New England Telephone and Telegraph Company (the "Company") to govern its Massachusetts intrastate operations. The principal components of the Plan are as follows:

          (1)The Company will be regulated under a price framework through August 2001.

          (2)Pricing rules will limit the Company's ability to increase both overall average prices and specific rate elements for most services, including a ceiling on the weighted average price of all tariffed services based on a formula of inflation minus a productivity factor plus or minus exogenous changes that affect the Company's annual revenues by at least $3 million. The productivity factor adopted by the MDPU is more stringent than that recommended by the Company and may be increased if quality of service standards are not met.

          (3)There will be no restriction on the Company's earnings.

          (4)Certain residence exchange rates will be capped through August 2001.

          (5)There will be an increase of $2.50 monthly in the credit on exchange services for Lifeline customers.

          (6)There will be rate reductions for switched access services.

          The MDPU found, without judging the reasonableness of the investments, that the Company could proceed with its investment commitments for the public telecommunications network, including commencing the deployment of a broadband network in Massachusetts.

          The MDPU ordered that the Company's first annual price cap filing be made by July 1, 1995, for effect September 15, 1995. The filing must include explicit cost floors for each of the Company's services. Prices for all services must exceed their respective cost floors by the second annual price cap filing.

Form 8-K              New England Telephone and Telegraph Company
May 12, 1995


          STATE REGULATORY MATTERS

          Maine

          On May 15, 1995, the Maine Public Utilities Commission ("MPUC") issued Orders in its investigation of alternatives to traditional rate of return regulation for the Company and in a related earnings investigation. The MPUC adopted a price cap plan for a five-year term, with the provision for a five-year extension after review by the MPUC. There will be no restriction on the Company's earnings. Overall average prices and specific rate elements for most services will be limited by a price cap formula of inflation minus a productivity factor plus or minus certain exogenous cost changes. The productivity factor adopted by the MPUC is more stringent than that recommended by the Company. The Company is to make its first annual price cap filing on December 1, 1996. The MPUC also established a service quality index with penalties to apply if service quality categories are missed. Penalties would take the form of customer rebates and are subject to annual limits of $1 million per service quality category and $10 million overall.

          In the related earnings investigation, the MPUC ordered that the Company's revenues be reduced by $14.4 million annually. The MPUC stated that the Company may use up to $4 million of the reduction "to reduce rates and/or provide additional services or equipment to libraries and schools." The MPUC also ordered a one-time customer credit of $2.8 million. The MPUC ordered that the Company file tariffs by June 1, 1995 to implement the customer credit and $10.4 million of the overall reduction. The Company is to file its proposal with respect to providing up to $4 million to Maine libraries and schools by June 15, 1995.

Form 8-K              New England Telephone and Telegraph Company
May 12, 1995




                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                       New England Telephone and Telegraph Company




                              By   Morrison DeS. Webb
                                   Morrison DeS. Webb
                                    Vice President,
                              General Counsel and Secretary

















May 24, 1995